Exhibit 99.1

Envestnet Reports Fourth Quarter 2020 Financial Results
Envestnet Sees Large Opportunity to Enable The Intelligent Financial LifeTM

Chicago, IL — February 25, 2021 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter and year ended December 31, 2020.

	Three Months Ended			Year Ended
Key Financial Metrics	December 31,		%	December 31,		%
(in millions except per share data)	2020	2019	Change	2020	2019	Change
GAAP:
Total revenues	$263.8	$239.9	10%	$998.2	$900.1	11%
Net income (loss)	$7.7	$3.4	126%	$(2.6)	$(17.2)	(85)%
Net income (loss) per diluted share attributable to Envestnet, Inc.	$0.13	$0.07	86%	$(0.06)	$(0.33)	(82)%

Non-GAAP:
Adjusted revenues(1)	$263.9	$242.5	9%	$998.9	$909.4	10%
Adjusted EBITDA(1)	$65.0	$61.5	6%	$242.9	$193.3	26%
Adjusted net income(1)	$38.3	$37.1	3%	$141.5	$113.4	25%
Adjusted net income per diluted share(1)	$0.69	$0.69	0%	$2.57	$2.15	20%
“Fourth quarter results were strong, with revenue, adjusted EBITDA and adjusted earnings per share exceeding our expectations,” said Bill Crager, Chief Executive Officer.

“We enter 2021 with an expanded strategic purpose, and a bold investment plan to capture the sizable opportunity before us, as we work to make financial wellness a reality for everyone.” concluded Mr. Crager.

Financial Results for the Fourth Quarter of 2020 Compared to the Fourth Quarter of 2019:

Total revenues increased 10% to $263.8 million for the fourth quarter of 2020 from $239.9 million for the fourth quarter of 2019. Asset-based recurring revenues increased 14% from the prior year period, and represented 55% of total revenues for the fourth quarter of 2020, compared to 54% of total revenues for the same period in 2019. Subscription-based recurring revenues increased 6% from the prior year period, and represented 41% of total revenues for the fourth quarter of 2020, compared to 43% of total revenues for the same period in 2019. Professional services and other non-recurring revenues increased 3% from the prior year period.

Total operating expenses for the fourth quarter of 2020 increased 11% to $252.4 million from $226.9 million in the prior year period. Cost of revenues increased 14% to $83.6 million for the fourth quarter of 2020 from $73.2 million for the fourth quarter of 2019. Compensation and benefits increased 1% to $98.5 million for the fourth quarter of 2020 from $98.0 million for the prior year period. Compensation and benefits were 37% of total revenues for the fourth quarter of 2020, compared to 41% in the prior year period. General and administration expenses increased 51% to $41.7 million for the fourth quarter of 2020 from $27.6 million for the prior year period. General and administration expenses were 16% of total revenues for the fourth quarter of 2020, compared to 12% in the prior year period.

Income from operations was $11.4 million for the fourth quarter of 2020 compared to income from operations of $13.0 million for the fourth quarter of 2019. Net income attributable to Envestnet, Inc. was $7.2 million, or $0.13 per diluted share, for the fourth quarter of 2020 compared to net income of $3.6 million, or $0.07 per diluted share, for the fourth quarter of 2019.

Adjusted revenues(1) for the fourth quarter of 2020 increased 9% to $263.9 million from $242.5 million for the prior year period. Adjusted EBITDA(1) for the fourth quarter of 2020 increased 6% to $65.0 million from $61.5 million for the prior year period. Adjusted Net Income(1) for the fourth quarter of 2020 increased 3% to $38.3 million from $37.1 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the fourth quarter of 2020 was $0.69, consistent with the fourth quarter of 2019.

Financial Results for the Full Year of 2020 Compared to the Full Year of 2019:

Total revenues increased 11% to $998.2 million for the year ended December 31, 2020 from $900.1 million for the year ended December 31, 2019. Asset-based recurring revenues increased 12% from the prior year period, and represented 54% of total revenues for the year ended December 31, 2020 consistent with the fourth quarter of 2019. Subscription-based revenues increased 13% from the prior year period, and represented 43% of total revenues for the year ended December 31, 2020 compared to 42% of total revenues for the same period in 2019. Professional services and other non-recurring revenues decreased 17% from the prior year period.

Total operating expenses for the year ended December 31, 2020 increased 7% to $978.8 million from $916.2 million in the prior year period. Cost of revenues increased 10% to $305.9 million for the year ended December 31, 2020 from $278.8 million for the year ended December 31, 2019. Compensation and benefits increased 4% to $399.0 million for the year ended December 31, 2020 from $383.6 million for the prior year period. Compensation and benefits were 40% of total revenues for the year ended December 31, 2020, compared to 43% in the prior year period. General and administration expenses increased 5% to $160.2 million for the year ended December 31, 2020 from $152.6 million for the prior year period. General and administration expenses were 16% of total revenues for the year ended December 31, 2020, compared to 17% in the prior year period.

Income from operations was $19.4 million for the year ended December 31, 2020 compared to loss from operations of $16.1 million for the year ended December 31, 2019. Net loss attributable to Envestnet, Inc. was $3.1 million, or $0.06 per diluted share, for the year ended December 31, 2020 compared to net loss of $16.8 million, or $0.33 per diluted share, for the year ended December 31, 2019.

Adjusted revenues(1) for the year ended December 31, 2020 increased 10% to $998.9 million from $909.4 million for the prior year period. Adjusted EBITDA(1) for the year ended December 31, 2020 increased 26% to $242.9 million from $193.3 million for the prior year period. Adjusted Net Income(1) increased 25% for the year ended December 31, 2020 to $141.5 million from $113.4 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the year ended December 31, 2020 increased 20% to $2.57 from $2.15 in the year ended December 31, 2019.

Outlook

Envestnet provided the following outlook for the first quarter ending March 31, 2021 and full year ending December 31, 2021. This outlook is based on the market value of assets on December 31, 2020. We caution that we cannot predict the market value of our assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”
Highlights:
•Envestnet to surpass $1 billion in revenue for the first time, expecting to grow 10.5% to 12% compared to 2020.
•Accelerated investments in Financial Wellness ecosystem to drive higher long-term growth, resulting in expected Adjusted EBITDA to be slightly down from 2020.
•Adjusted earnings per share negatively impacted by $0.20 in 2021 due to early adoption of new convertible debt accounting standard.

In Millions Except Adjusted EPS	1Q 2021			FY 2021
GAAP:
Revenues:
Asset-based	$158.5	-	$159.5
Subscription-based	$106.5	-	$107.5
Total recurring revenues	$265.0	-	$267.0
Professional services and other revenues	$5.0	-	$6.0
Total revenues	$270.0	-	$273.0	$1,104.7	-	$1,119.7

Asset-based cost of revenues	$85.0	-	$85.5
Total cost of revenues	$91.5	-	$92.5

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		65.4			65.9
Net Income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues(1):
Asset-based	$158.5	-	$159.5
Subscription-based	$106.5	-	$107.5
Total recurring revenues	$265.0	-	$267.0
Professional services and other revenues	$5.0	-	$6.0
Total revenues	$270.0	-	$273.0	$1,105.0	-	$1,120.0

Adjusted EBITDA(1)	$63.0	-	$65.0	$225.0	-	$235.0
Adjusted net income per diluted share(1)		$0.61		$1.95	-	$2.08

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss fourth quarter 2020 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone. Over 106,000 advisors and more than 5,100 companies including: 17 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and are not meant as a substitute for revenues prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non‑cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gains, loss allocation from equity method investments and (income) loss attributable to non‑controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non‑cash interest expense, non‑cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gains, loss allocation from equity method investments and (income) loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted‑average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 11-17 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the first quarter and full year of 2021, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic, and its impact on the global economy and capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which may be unknown; the concentration of our revenues from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large internet services companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; general economic conditions, political and regulatory conditions; global events, natural disasters, environmental disasters, terrorist attacks and pandemics, including their impact on the economy and trading markets; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 25, 2021 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$384,565	$82,505
Fees receivable, net	80,064	67,815
Prepaid expenses and other current assets	40,570	32,183
Total current assets	505,199	182,503

Property and equipment, net	47,969	53,756
Internally developed software, net	96,501	60,263
Intangible assets, net	435,041	505,589
Goodwill	906,773	879,850
Operating lease right-of-use assets, net	105,249	82,796
Other non-current assets	47,558	37,127
Total assets	$2,144,290	$1,801,884

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$158,548	$137,944
Accounts payable	18,003	17,277
Operating lease liabilities	13,649	13,816
Contingent consideration	11,251	—
Deferred revenue	34,918	34,753
Total current liabilities	236,369	203,790

Convertible Notes	756,503	305,513
Revolving credit facility	—	260,000
Contingent consideration	1,308	9,045
Deferred revenue	1,813	5,754
Non-current operating lease liabilities	112,182	88,365
Deferred tax liabilities, net	34,740	29,481
Other non-current liabilities	25,557	32,360
Total liabilities	1,168,472	934,308

Equity:
Total stockholders’ equity	976,337	869,094
Non-controlling interest	(519)	(1,518)
Total liabilities and equity	$2,144,290	$1,801,884

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Asset-based	$146,146	$128,717	$540,947	$484,312
Subscription-based	109,080	102,885	426,507	378,813
Total recurring revenues	255,226	231,602	967,454	863,125
Professional services and other revenues	8,593	8,334	30,776	37,002
Total revenues	263,819	239,936	998,230	900,127

Operating expenses:
Cost of revenues	83,602	73,216	305,929	278,811
Compensation and benefits	98,547	97,964	398,970	383,554
General and administration	41,692	27,603	160,229	152,564
Depreciation and amortization	28,584	28,104	113,661	101,271
Total operating expenses	252,425	226,887	978,789	916,200

Income (loss) from operations	11,394	13,049	19,441	(16,073)
Other expense, net	(8,940)	(8,934)	(27,486)	(32,022)
Income (loss) before income tax provision (benefit)	2,454	4,115	(8,045)	(48,095)

Income tax provision (benefit)	(5,240)	698	(5,401)	(30,893)

Net income (loss)	7,694	3,417	(2,644)	(17,202)
Add: Net (income) loss attributable to non-controlling interest	(454)	173	(466)	420
Net income (loss) attributable to Envestnet, Inc.	$7,240	$3,590	$(3,110)	$(16,782)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.13	$0.07	$(0.06)	$(0.33)

Diluted	$0.13	$0.07	$(0.06)	$(0.33)

Weighted average common shares outstanding:
Basic	53,960,769	52,574,128	53,589,232	50,937,919

Diluted	55,733,419	54,034,972	53,589,232	50,937,919

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(2,644)	$(17,202)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	113,661	101,271
Deferred rent and lease incentive amortization	—	—
Provision for doubtful accounts	2,817	2,855
Deferred income taxes	(1,884)	(39,630)
Release of uncertain tax positions	(7,101)	—
Non-cash compensation expense	59,637	60,444
Non-cash interest expense	18,515	19,246
Accretion on contingent consideration and purchase liability	1,688	1,772
Payments of contingent consideration	—	(578)
Fair market value adjustment to contingent consideration liability	(3,105)	(8,126)
Gain on acquisition of equity method investment	(4,230)	—
Loss allocation from equity method investments	5,399	2,361
Gain on life insurance proceeds	—	(5,000)
Impairment of right of use assets	2,661	—
Other	(729)	—
Changes in operating assets and liabilities, net of acquisitions:
Fees receivable, net	(15,055)	1,139
Prepaid expenses and other current assets	(9,666)	(6,440)
Other non-current assets	(1,963)	(5,234)
Accrued expenses and other liabilities	22,109	(811)
Accounts payable	(187)	(2,863)
Deferred revenue	(4,125)	727
Other non-current liabilities	(5,962)	4,795
Net cash provided by operating activities	169,836	108,726

INVESTING ACTIVITIES:
Purchases of property and equipment	(12,088)	(19,847)
Capitalization of internally developed software	(54,908)	(34,096)
Investments in private companies	(15,640)	(5,250)
Acquisitions of businesses, net of cash acquired	(20,257)	(320,915)
Proceeds from life insurance policy	—	5,000
Other	2,897	(600)
Net cash used in investing activities	(99,996)	(375,708)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2020	2019
FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2025	517,500	—
Convertible Notes due 2025 issuance costs	(14,540)	—
Payment of Convertible Notes due 2019	—	(184,751)
Proceeds from borrowings on revolving credit facility	45,000	345,000
Payments on revolving credit facility	(305,000)	(85,000)
Revolving credit facility issuance costs	—	(2,103)
Capital contribution - non-controlling interest	606	—
Payments of deferred consideration on prior acquisitions	(1,879)	—
Payments of contingent consideration	—	(171)
Proceeds from exercise of stock options	10,760	10,592
Taxes paid in lieu of shares issued for stock-based compensation	(19,501)	(23,107)
Issuance of restricted stock units	4	5
Net cash provided by financing activities	232,950	60,465

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(831)	(399)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	301,959	(206,916)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	82,755	289,671

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$384,714	$82,755

The following table reconciles cash, cash equivalents and restricted cash from the consolidated balance sheets to amounts reported in the consolidated statements of cash flows:

	December 31,
	2020	2019
Cash and cash equivalents	$384,565	$82,505
Restricted cash included in prepaid expenses and other current assets	—	82
Restricted cash included in other non-current assets	149	168
Total cash, cash equivalents and restricted cash	$384,714	$82,755

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Total revenues	$263,819	$239,936	$998,230	$900,127
Deferred revenue fair value adjustment (a)	85	2,601	692	9,271
Adjusted revenues	$263,904	$242,537	$998,922	$909,398

Net income (loss)	$7,694	$3,417	$(2,644)	$(17,202)
Add (deduct):
Deferred revenue fair value adjustment (a)	85	2,601	692	9,271
Interest income (b)	(262)	(488)	(1,112)	(3,347)
Interest expense (b)	9,597	8,175	31,504	32,520
Accretion on contingent consideration and purchase liability (c)	380	532	1,688	1,772
Income tax provision (benefit)	(5,240)	698	(5,401)	(30,893)
Depreciation and amortization	28,584	28,104	113,661	101,271
Non-cash compensation expense (d)	13,916	17,203	57,113	60,444
Restructuring charges and transaction costs (e)	4,922	1,833	19,383	26,558
Severance (f)	6,544	7,220	25,110	15,367
Fair market value adjustment on contingent consideration liability (c)	(1,049)	(8,126)	(3,105)	(8,126)
Non-recurring litigation and regulatory related expenses (c)	1,796	814	7,825	2,879
Foreign currency (b)	184	(280)	116	(72)
Non-income tax expense adjustment (c)	(920)	(1,106)	421	374
Non-recurring gains (b)	(1,647)	—	(5,877)	—
Loss allocation from equity method investments (b)	1,119	854	5,399	2,361
(Income) loss attributable to non-controlling interest	(727)	79	(1,830)	110
Adjusted EBITDA	$64,976	$61,530	$242,943	$193,287
(a)For the three months ended December 31, 2020 and 2019, $85 and $2,599, respectively, were included within subscription-based revenues in the condensed consolidated statements of operations. For the years ended December 31, 2020 and 2019, $690 and $9,263, respectively, were included within subscription-based revenues in the condensed consolidated statements of operations. The remaining amounts for all periods were included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)For the three months ended December 31, 2020, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the year ended December 31, 2020, $59,637 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net in the condensed consolidated statements of operations. For the three months and year ended December 31, 2019, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations.
(e)For the three months ended December 31, 2020 and 2019, $4,121 and $(1,334), respectively, were included within general and administration expenses in the condensed consolidated statements of operations. For the three months ended December 31, 2020 and 2019, $833 and $689, respectively, were included within compensation and benefits in the condensed consolidated statements of operations. For the year ended December 31, 2020 and 2019, $15,606 and $14,415, respectively, were included within general and administration expenses in the condensed consolidated statements of operations. For the year ended December 31, 2020 and 2019, $3,597 and $11,343, respectively, were included within compensation and benefits in the condensed consolidated statements of operations. The remaining amounts for the 2020 periods were included within other expense, net in the condensed consolidated statements of operations.
(f)Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$7,694	$3,417	$(2,644)	$(17,202)
Income tax provision (benefit) (a)	(5,240)	698	(5,401)	(30,893)
Loss before income tax provision (benefit)	2,454	4,115	(8,045)	(48,095)
Add (deduct):
Deferred revenue fair value adjustment (b)	85	2,601	692	9,271
Accretion on contingent consideration and purchase liability (d)	380	532	1,688	1,772
Non-cash interest expense (c)	6,798	4,475	17,480	18,743
Non-cash compensation expense (f)	13,916	17,203	57,113	60,444
Restructuring charges and transaction costs (e)	4,922	1,833	19,383	26,558
Severance (g)	6,544	7,220	25,110	15,367
Amortization of acquired intangibles and fair value adjustment to property and equipment, net (h)	17,545	19,629	73,559	70,677
Fair market value adjustment on contingent consideration liability (d)	(1,049)	(8,126)	(3,105)	(8,126)
Non-recurring litigation and regulatory related expenses (d)	1,796	814	7,825	2,879
Foreign currency (c)	184	(280)	116	(72)
Non-income tax expense adjustment (d)	(920)	(1,106)	421	374
Non-recurring gains (c)	(1,647)	—	(5,877)	—
Loss allocation from equity method investments (c)	1,119	854	5,399	2,361
(Income) loss attributable to non-controlling interest	(727)	79	(1,830)	110
Adjusted net income before income tax effect	51,400	49,843	189,929	152,263
Income tax effect (i)	(13,107)	(12,710)	(48,432)	(38,827)
Adjusted net income	$38,293	$37,133	$141,497	$113,436

Basic number of weighted-average shares outstanding	53,960,769	52,574,128	53,589,232	50,937,919
Effect of dilutive shares:
Options to purchase common stock	290,366	784,361	416,593	1,015,164
Unvested restricted stock units	622,702	591,657	592,033	691,740
Convertible Notes	769,593	84,826	414,398	33,388
Warrants	89,989	951	58,459	—
Diluted number of weighted-average shares outstanding	55,733,419	54,035,923	55,070,715	52,678,211

Adjusted net income per share - diluted	$0.69	$0.69	$2.57	$2.15
(a)For the three months ended December 31, 2020 and 2019, the effective tax rate computed in accordance with GAAP equaled (213.5)% and 17.0%, respectively. For the year ended December 31, 2020 and 2019, the effective tax rate computed in accordance with GAAP equaled 67.1% and 64.2%, respectively.
(b)For the three months ended December 31, 2020 and 2019, $85 and $2,599, respectively, were included within subscription-based revenues, in the condensed consolidated statements of operations. For the year ended December 31, 2020 and 2019, $690 and $9,263, respectively, were included within subscription-based revenues in the condensed consolidated statements of operations. The remaining amounts for all periods were included within professional services and other revenues in the condensed consolidated statements of operations.
(c)Included within other expense, net in the condensed consolidated statements of operations.
(d)Included within general and administration expenses in the condensed consolidated statements of operations.
(e)For the three months ended December 31, 2020 and 2019, $4,121 and $345, respectively, were included within general and administration expenses in the condensed consolidated statements of operations. For the three months ended December 31, 2020 and 2019, $833 and $689, respectively, were included within compensation and benefits in the condensed consolidated statements of operations. For the year ended December 31, 2020 and 2019, $15,606 and $14,416, respectively, were included within general and administration expenses in the condensed consolidated statements of operations. For the year ended December 31, 2020 and 2019, $3,597 and $11,343, respectively, were included within compensation and benefits in the condensed consolidated statements of operations. The remaining amounts for the 2020 periods were included within other expense, net in the condensed consolidated statements of operations.
(f)For the three months ended December 31, 2020, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the year ended December 31, 2020, $59,637 included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net, in the condensed consolidated statements of operations. For the three months and year ended December 31, 2019, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations.
(g)Included within compensation and benefits in the condensed consolidated statements of operations.
(h)Included within depreciation and amortization in the condensed consolidated statements of operations.
(i)An estimated normalized effective tax rate of 25.5% have been used to compute adjusted net income for the three months and year ended December 31, 2020 and 2019.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$215,691	$48,128	$—	$263,819
Deferred revenue fair value adjustment (a)	85	—	—	85
Adjusted revenues	$215,776	$48,128	$—	$263,904

Revenues:
Asset-based	$146,146	$—	$—	$146,146
Subscription-based	64,294	44,786	—	109,080
Total recurring revenues	210,440	44,786	—	255,226
Professional services and other revenues	5,251	3,342	—	8,593
Total revenues	215,691	48,128	—	263,819

Operating expenses:
Cost of revenues:
Asset-based	76,969	—	—	76,969
Subscription-based	1,162	5,398	—	6,560
Professional services and other	28	45	—	73
Total cost of revenues	78,159	5,443	—	83,602
Compensation and benefits	62,792	27,981	7,774	98,547
General and administration	23,322	10,106	8,264	41,692
Depreciation and amortization	20,807	7,777	—	28,584
Total operating expenses	$185,080	$51,307	$16,038	$252,425

Income (loss) from operations	$30,611	$(3,179)	$(16,038)	$11,394
Add:
Deferred revenue fair value adjustment (a)	85	—	—	85
Accretion on contingent consideration and purchase liability (b)	343	37	—	380
Depreciation and amortization	20,807	7,777	—	28,584
Non-cash compensation expense (c)	8,360	3,267	2,289	13,916
Restructuring charges and transaction costs (d)	1,014	1,815	2,093	4,922
Non-income tax expense adjustment (b)	(1,018)	98	—	(920)
Severance (c)	4,024	2,041	479	6,544
Fair market value adjustment on contingent consideration liability (b)	—	(1,049)	—	(1,049)
Non-recurring litigation and regulatory related expenses (b)	—	1,796	—	1,796
Income attributable to non-controlling interest	(727)	—	—	(727)
Other	46	5	—	51
Adjusted EBITDA	$63,545	$12,608	$(11,177)	$64,976
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$4,121 included within general and administration expenses, $833 included within compensation and benefits and $(32) included within other expense, net in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended December 31, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$191,639	$48,297	$—	$239,936
Deferred revenue fair value adjustment (a)	2,601	—	—	2,601
Adjusted revenues	$194,240	$48,297	$—	$242,537

Revenues:
Asset-based	$128,717	$—	$—	$128,717
Subscription-based	59,149	43,736	—	102,885
Total recurring revenues	187,866	43,736	—	231,602
Professional services and other revenues	3,773	4,561	—	8,334
Total revenues	191,639	48,297	—	239,936

Operating expenses:
Cost of revenues:
Asset-based	65,439	—	—	65,439
Subscription-based	1,361	5,891	—	7,252
Professional services and other	451	74	—	525
Total cost of revenues	67,251	5,965	—	73,216
Compensation and benefits	61,960	26,149	9,855	97,964
General and administration	21,995	9,030	(3,422)	27,603
Depreciation and amortization	19,689	8,415	—	28,104
Total operating expenses	$170,895	$49,559	$6,433	$226,887

Income (loss) from operations	$20,744	$(1,262)	$(6,433)	$13,049
Add:
Deferred revenue fair value adjustment (a)	2,601	—	—	2,601
Accretion on contingent consideration and purchase liability (b)	532	—	—	532
Depreciation and amortization	19,689	8,415	—	28,104
Non-cash compensation expense (c)	10,382	3,164	3,657	17,203
Restructuring charges and transaction costs (d)	702	(758)	1,090	1,034
Non-income tax expense adjustment (b)	(907)	(199)	—	(1,106)
Severance (c)	4,071	1,498	1,651	7,220
Fair market value adjustment on contingent consideration liability (b)	—	—	(8,126)	(8,126)
Non-recurring litigation and regulatory related expenses (b)	—	814	—	814
Loss attributable to non-controlling interest	79	—	—	79
Other	128	—	(2)	126
Adjusted EBITDA	$58,021	$11,672	$(8,163)	$61,530
(a)$2,599 included within subscription-based revenues and $2 included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$345 included within general and administration expenses and $689 included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Year Ended December 31, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$806,090	$192,140	$—	$998,230
Deferred revenue fair value adjustment (a)	692	—	—	692
Adjusted revenues	$806,782	$192,140	$—	$998,922

Revenues:
Asset-based	$540,947	$—	$—	$540,947
Subscription-based	248,810	177,697	—	426,507
Total recurring revenues	789,757	177,697	—	967,454
Professional services and other revenues	16,333	14,443	—	30,776
Total revenues	806,090	192,140	—	998,230

Operating expenses:
Cost of revenues:
Asset-based	278,569	—	—	278,569
Subscription-based	4,853	22,081	—	26,934
Professional services and other	75	351	—	426
Total cost of revenues	283,497	22,432	—	305,929
Compensation and benefits	257,698	110,436	30,836	398,970
General and administration	92,680	36,268	31,281	160,229
Depreciation and amortization	80,714	32,947	—	113,661
Total operating expenses	$714,589	$202,083	$62,117	$978,789

Income (loss) from operations	$91,501	$(9,943)	$(62,117)	$19,441
Add (deduct):
Deferred revenue fair value adjustment (a)	692	—	—	692
Accretion on contingent consideration and purchase liability (b)	1,430	258	—	1,688
Depreciation and amortization	80,714	32,947	—	113,661
Non-cash compensation expense (c)	35,797	14,932	8,908	59,637
Restructuring charges and transaction costs (d)	6,878	2,304	10,201	19,383
Non-income tax expense adjustment (b)	514	(93)	—	421
Severance (c)	18,617	4,628	1,865	25,110
Fair market value adjustment on contingent consideration liability (b)	—	(3,105)	—	(3,105)
Non-recurring litigation and regulatory related expenses (b)	—	7,825	—	7,825
Loss attributable to non-controlling interest	(1,830)	—	—	(1,830)
Other	15	5	—	20
Adjusted EBITDA	$234,328	$49,758	$(41,143)	$242,943
(a)$690 included within subscription-based revenues and $2 included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$15,606 included within general and administration expenses, $3,597 included within compensation and benefits and $180 included within other expense, net in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Year Ended December 31, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$709,458	$190,669	$—	$900,127
Deferred revenue fair value adjustment (a)	9,271	—	—	9,271
Adjusted revenues	$718,729	$190,669	$—	$909,398

Revenues:
Asset-based	$484,312	$—	$—	$484,312
Subscription-based	207,606	171,207	—	378,813
Total recurring revenues	691,918	171,207	—	863,125
Professional services and other revenues	17,540	19,462	—	37,002
Total revenues	709,458	190,669	—	900,127

Operating expenses:
Cost of revenues:
Asset-based	243,913	—	—	243,913
Subscription-based	5,732	23,172	—	28,904
Professional services and other	5,463	531	—	5,994
Total cost of revenues	255,108	23,703	—	278,811
Compensation and benefits	227,570	118,062	37,922	383,554
General and administration	93,321	38,641	20,602	152,564
Depreciation and amortization	65,746	35,525	—	101,271
Total operating expenses	$641,745	$215,931	$58,524	$916,200

Income (loss) from operations	$67,713	$(25,262)	$(58,524)	$(16,073)
Add:
Deferred revenue fair value adjustment (a)	9,271	—	—	9,271
Accretion on contingent consideration and purchase liability (b)	1,772	—	—	1,772
Depreciation and amortization	65,746	35,525	—	101,271
Non-cash compensation expense (c)	33,968	14,963	11,513	60,444
Restructuring charges and transaction costs (d)	2,491	635	22,633	25,759
Non-income tax expense adjustment (b)	500	(126)	—	374
Severance (c)	6,315	7,212	1,840	15,367
Fair market value adjustment on contingent consideration liability (b)	—	—	(8,126)	(8,126)
Non-recurring litigation and regulatory related expenses (b)	—	2,879	—	2,879
Loss attributable to non-controlling interest	110	—	—	110
Other	239	—	—	239
Adjusted EBITDA	$188,125	$35,826	$(30,664)	$193,287
(a)$9,263 included within subscription-based revenues and $8 included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$14,416 included within general and administration expenses and $11,343 included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	December 31,	March 31,	June 30,	September 30,	December 31,
	2019	2020	2020	2020	2020
	(in millions except accounts and advisors data)
Platform Assets
Assets under Management ("AUM")	$207,083	$185,065	$215,994	$228,905	$263,043
Assets under Administration ("AUA")	343,505	312,472	344,957	375,860	405,365
Total AUM/A	550,588	497,537	560,951	604,765	668,408
Subscription	3,205,281	2,875,394	3,247,400	3,498,353	3,892,814
Total Platform Assets	$3,755,869	$3,372,931	$3,808,351	$4,103,118	$4,561,222
Platform Accounts
AUM	935,039	970,896	1,007,386	1,018,817	1,073,122
AUA	1,193,882	1,254,856	1,252,247	1,318,730	1,276,975
Total AUM/A	2,128,921	2,225,752	2,259,633	2,337,547	2,350,097
Subscription	9,793,175	10,090,172	10,003,156	10,639,399	11,079,048
Total Platform Accounts	11,922,096	12,315,924	12,262,789	12,976,946	13,429,145
Advisors
AUM/A	40,563	40,971	41,206	41,450	41,206
Subscription	61,180	62,077	62,404	63,862	65,104
Total Advisors	101,743	103,048	103,610	105,312	106,310

The following table summarizes the changes in AUM and AUA for the three months ended December 31, 2020:

	As of	Gross		Net	Market	Reclass to	As of
	9/30/2020	Sales	Redemptions	Flows	Impact	Subscription	12/31/2020
	(in millions except account data)
AUM	$228,905	$23,762	$(11,847)	$11,915	$22,223	$—	$263,043
AUA	375,860	26,735	(22,808)	3,927	34,635	(9,057)	405,365
Total AUM/A	$604,765	$50,497	$(34,655)	$15,842	$56,858	$(9,057)	$668,408

Fee-Based Accounts	2,337,547			49,395		(36,845)	2,350,097

The above AUM/A gross sales figures include $8.5 billion in new client conversions. We onboarded an additional $36.6 billion in subscription conversions during the fourth quarter, bringing total conversions for the quarter to $45.1 billion.

The following table summarizes the changes in AUM and AUA for the year ended December 31, 2020:

	As of	Gross		Net	Market	Reclass to	As of
	12/31/2019	Sales	Redemptions	Flows	Impact	Subscription	12/31/2020
	(in millions, except account data)
AUM	$207,083	$74,118	$(42,958)	$31,160	$24,800	$—	$263,043
AUA	343,505	117,138	(84,328)	32,810	40,052	(11,002)	405,365
Total AUM/A	$550,588	$191,256	$(127,286)	$63,970	$64,852	$(11,002)	$668,408

Fee-Based Accounts	2,128,921			278,863		(57,687)	2,350,097

The above AUM/A gross sales figures include $38.6 billion in new client conversions. We onboarded an additional $119.6 billion in subscription conversions during 2020, bringing total conversions for the year to $158.2 billion.

Asset and account figures in the “Reclass to Subscription” column for the three months and year ended December 31, 2020 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.